FRIENDLYWAY CORPORATION AND CERTAIN OF ITS SUBSIDIARIES
FORM OF NOTE SECURITY AGREEMENT

To: Atlantic Professional Association, Inc., as Agent for PURCHASERS

Date: July 19, 2006

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), friendlyway Corporation, a Nevada corporation (the "Company"), and each other entity that is required to enter into this Note Security Agreement (each an "Assignor" and, collectively, the "Assignors") hereby assign and grant to Agent, as collateral agent for the Purchasers (as that term is defined in the Securities Purchase Agreement referenced below), a continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment (including, without limitation, the Pantel CashXpress self service kiosks or other similar or other designated kiosks (hereinafter “Kiosks”), goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among our affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which any Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore, including, without limitation, Kiosks which may be manufactured from and after the date hereof. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Purchasers arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company, the Purchasers and the Agent (the "Securities Purchase Agreement") and (ii) the Related Agreements referred to in the Securities Purchase Agreement, (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Assignor to Purchasers, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under Title 11, United States Code, including, without limitation, obligations or indebtedness of each Assignor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case.

3. Each Assignor hereby jointly and severally represents, warrants and covenants to Agent that:

(a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Agent thirty (30) days' prior written notice of any change in any of its respective jurisdiction of organization;

(b) its legal name is as set forth in its respective Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Agent thirty (30) days' prior written notice of any change in its legal name;

(c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Agent thirty (30) days' prior written notice of any change in its organizational identification number;

(d) it is the lawful owner of the respective Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) Encumbrances securing the Obligations, (ii) (a) Encumbrances of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Encumbrances incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Company or any Subsidiary thereof, in conformity with GAAP; (c) Encumbrances in favor of Agent or the Purchasers; (d) Encumbrances for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary thereof in conformity with GAAP provided, that, the Encumbrance shall have no effect on the priority of Encumbrances in favor of any Purchaser or the value of the assets in which any Purchaser has an Encumbrance; (e) Purchase Money Liens (as defined below) securing Purchase Money Indebtedness (as defined below) to the extent permitted in this Agreement, (iii) to the extent said Encumbrance does not secure indebtedness in excess of $50,000 and such Encumbrance is removed or otherwise released within ten (10) days of the creation thereof and (iv) Encumbrances in connection with up to $600,000 of senior debt advanced to the Company by Ram Capital Resources or its affiliates (“Permitted Senior Debt”). Encumbrances securing Permitted Senior Debt is expressly senior to the lien on the Collateral granted to Agent pursuant to this Note Security Agreement.

(f) it will, at its and the other Assignors' joint and several cost and expense, keep the Collateral in a good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors' business;

(g) it will not without Agent’s prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

(i) the proceeds of any such disposition are used to acquire replacement Collateral which is subject to each of Purchasers' first priority perfected security interest (subject to any Permitted Senior Debt), or are used to repay Obligations or to pay general corporate expenses; and

(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Agent to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured in Agent’s name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Agent shall specify in amounts and under policies by insurers acceptable to Agent and all premiums thereon shall be paid by such Assignor and the policies delivered to Agent. If any such Assignor fails to do so, Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(i) it will at all reasonable times allow any of Agent’s representatives free access to and the right of inspection of the Collateral;

(j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Agent harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that any Agent may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Note Security Agreement or in the prosecution or defense of any action or proceeding either against Agent or any Assignor concerning any matter growing out of or in connection with this Note Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final decision) and

"Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time); "Purchase Money Lien" means any Encumbrance upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Encumbrance shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Encumbrance and only if such Encumbrance secures only such Purchase Money Indebtedness.

4. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Note Security Agreement:

(a) any covenant, warranty, representation or statement made or furnished to Agent or the Purchasers by any Assignor or on any Assignor's behalf was breached in any material respect or false in any material respect when made or furnished, as the case may be, and, in the case of a covenant, if subject to cure, shall not be cured for a period of fifteen (15) days;

(b) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i) such loss is covered by insurance proceeds which are used to replace the item or repay Purchasers; or

(ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

(c) any Assignor shall become insolvent, cease operations, dissolve, terminate its business existence, make an assignment for the benefit of creditors, or suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of Assignors' property;

(d) any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor;

(e) the Company shall repudiate, purport to revoke or fail to perform any or all of its obligations under any Note (after passage of applicable cure periods, if any); or

(f) an Event of Default shall have occurred under and as defined in any Document.

6. Upon the occurrence of any Event of Default and at any time thereafter, Agent may declare all Obligations immediately due and payable and Agent shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Agent will have the right to take possession of the Collateral and to maintain such possession on any Assignor's premises or to remove the Collateral or any part thereof to such other premises as Agent may desire. Upon Agent’s request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Agent at a place designated by Agent. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor's address shown herein or at any address appearing on Agent’s records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Agent to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Agent toward the payment of the Obligations in such order of application as Agent may elect, and each Assignor shall be liable for any deficiency.

7. If any Assignor defaults in the performance or fulfillment of any of the material terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Note Security Agreement, Agent may, at its option without waiving its right to enforce this Note Security Agreement according to its terms, immediately or at any time thereafter and with notice to the Assignors, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the then interest rate on the principal amount of the Notes (as defined in the Securities Purchase Agreement) plus 24% per annum.

8. Each Assignor appoints Agent, any of Agent’s officers, employees or any other person or entity whom Agent may designate as its attorney, with power to execute such documents in each of its behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against each Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign its name on public records; and to do all other things Agent deems necessary to carry out this Note Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final decision). This power being coupled with an interest, is irrevocable so long as any Obligations remain unpaid.

9. No delay or failure on Agent’s part in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Agent and then only to the extent therein set forth, and no waiver by Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion. Agent’s books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Agent shall have the right to enforce any one or more of the remedies available to Agent, successively, alternately or concurrently. Each Assignor agrees to join with Agent in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Agent and in executing such other documents or instruments as may be required or deemed necessary by Agent for purposes of effecting or continuing Agent’s security interest in the Collateral.

10. This Note Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Agent hereunder shall inure to the benefit of Agent’s successors and assigns. The term "Agent" as herein used shall include any parent of Agent’s, any of Agent’s subsidiaries and any co-subsidiaries of Agent’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor. Agent and each Assignor hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and each Assignor agrees not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection Agent or any Assignor may have as to the bringing or maintaining of such action with any such court.

11. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Note Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Agent, (y) delivering supplements to such exhibits and annexes to such Documents as Agent shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to Agent and with all documents and actions required above to be taken to the reasonable satisfaction of Agent.

12. All notices from Agent to any Assignor shall be sufficiently given if mailed or delivered to such Assignor's address set forth below.

13. All rights of the Purchasers hereunder shall be exercised by Agent, as their agent.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

FRIENDLYWAY CORPORATION

By:	/S/ KEN UPCRAFT
Kenneth Upcraft, President & CEO

FRIENDLYWAY TECHNOLOGIES, INC.

By:	/S/ KEN UPCRAFT
Kenneth Upcraft, President & CEO

PANTEL SYSTEMS, INC.

By:	/S/ KEN UPCRAFT
Kenneth Upcraft, President & CEO

PANTEL FINANCIAL CENTERS, INC.

By:	/S/ KEN UPCRAFT
Kenneth Upcraft, President & CEO

SCHEDULE A

Entity	Jurisdiction of Organization	Organization Identification Number

Friendlyway Corporation	Nevada	C8895-1990

Friendlyway Technologies, Inc.	Delaware	3241220

Pantel Systems, Inc.	Nevada	E0070142005-9

Pantel Financial Centers, Inc.	Nevada	E0276262005-1